UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant ☑

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

CPI Card Group Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☑ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

☐ Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

10368 West Centennial Road

Littleton, Colorado 80127

April 25, 2016

Dear Stockholder:

On behalf of the Board of Directors of CPI Card Group Inc., you are cordially invited to attend the 2016 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on June 2, 2016, at 9:00 a.m. (Mountain Time) at the Hyatt Regency Denver Tech Center, 7800 East Tufts Avenue, Denver, Colorado 80237.

We have included in this letter a proxy statement that provides you with detailed information about the Annual Meeting. We encourage you to read the entire proxy statement carefully. You may also obtain more information about CPI Card Group Inc. from documents we have filed with the Securities and Exchange Commission.

You are being asked at the Annual Meeting to elect directors named in this proxy statement, to ratify the retention of KPMG LLP as our independent registered public accounting firm and to transact any other business properly brought before the meeting.

Whether or not you plan to attend the Annual Meeting, your vote is important, and we encourage you to vote promptly. You may vote your shares through one of the methods described in the enclosed proxy statement. We strongly urge you to read the accompanying proxy statement carefully and to vote FOR the nominees proposed by the Board of Directors and in accordance with the recommendations of the Board of Directors on the other proposals by following the voting instructions contained in the proxy statement.

Sincerely,

/s/ Bradley Seaman	/s/ Steven Montross

Bradley Seaman	Steven Montross

Chairman of the Board	President, Chief Executive Officer and Director

This proxy statement is dated April 25, 2016 and is first being mailed to stockholders on or about April 29, 2016.

CPI CARD GROUP INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

JUNE 2, 2016

9:00 A.M. (Mountain Time)

To the Stockholders of CPI Card Group Inc.:

The 2016 Annual Meeting of Stockholders will be held on June 2, 2016, at 9:00 a.m. (Mountain Time) at the Hyatt Regency Denver Tech Center, 7800 East Tufts Avenue, Denver, Colorado 80237. The purpose of the meeting is to:

1.	elect seven directors;

2.	ratify the retention of KPMG LLP as our independent registered public accounting firm for 2016; and

3.	conduct any other business properly brought before the Annual Meeting or any adjournments or postponements thereof.

Voting is limited to stockholders of record at the close of business on April 15, 2016. A list of stockholders entitled to vote at the meeting, and any postponements or adjournments of the meeting, will be available for examination between the hours of 9:00 a.m. and 5:00 p.m. (Mountain Time) at our headquarters at 10368 West Centennial Road, Littleton, Colorado 80127 during the ten days prior to the Annual Meeting and also at the Annual Meeting.

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE VOTE YOUR SHARES OVER THE TELEPHONE, VIA THE INTERNET OR BY COMPLETING, DATING, SIGNING AND RETURNING A PROXY CARD, AS DESCRIBED IN THE ENCLOSED PROXY STATEMENT. YOUR PROMPT COOPERATION IS GREATLY APPRECIATED.

By Order of the Board of Directors,

/s/ David Brush

David Brush
Chief Financial Officer and Corporate Secretary

CPI CARD GROUP INC.

10368 West Centennial Road

Littleton, Colorado 80127

SUMMARY OF THE ANNUAL MEETING

This proxy statement contains information related to the 2016 Annual Meeting of Stockholders (the “Annual Meeting”) of CPI Card Group Inc. (referred to herein as the “Company,” “CPI,” “we,” “us” or “our” as the context requires) to be held at the Hyatt Regency Denver Tech Center, 7800 East Tufts Avenue, Denver, Colorado 80237, on June 2, 2016, at 9:00 a.m. (Mountain Time). This proxy statement is first being distributed to stockholders on or about April 29, 2016.

Why did you send me this proxy statement?

We sent you this proxy statement because the Board of Directors (the “Board”) of the Company is soliciting your proxy to vote at the Annual Meeting to be held on June 2, 2016, at 9:00 a.m. (Mountain Time) and at any postponements or adjournments of the Annual Meeting. This proxy statement summarizes information that is intended to assist you in making an informed vote on the proposals described in this proxy statement.

Who can vote at the Annual Meeting?

Only stockholders of record as of the record date are entitled to vote at the Annual Meeting. The record date to determine stockholders entitled to notice of and to vote at the Annual Meeting is the close of business on April 15, 2016. On the record date, there were 56,542,116 shares of our common stock, par value $0.001 per share, outstanding. Our common stock is the only class of voting securities outstanding.

How many shares must be present to conduct the Annual Meeting?

We must have a quorum present in person or by proxy to conduct the Annual Meeting. A quorum is established when a majority of shares entitled to vote is present in person or represented by proxy at the Annual Meeting. Abstentions and broker non-votes (as described below) are counted for purposes of determining whether a quorum is present.

What matters are to be voted on at the Annual Meeting?

The agenda for the Annual Meeting is to:

1.	elect seven directors;

2.	ratify the retention of KPMG LLP as our independent registered public accounting firm for 2016; and

3.	conduct any other business properly brought before the Annual Meeting or any adjournments or postponements thereof.

As of the date of this proxy statement, we do not know of any other matters to be presented at the Annual Meeting. If any other matters properly come before the Annual Meeting, however, the persons named as proxies will be authorized to vote or otherwise act in accordance with their judgment.

How does the Board recommend that I vote?

The Board recommends that you vote:

1.	FOR the election of each of CPI’s director nominees named in this proxy statement; and

2.	FOR the ratification of the retention of KPMG LLP as our independent registered public accounting firm for 2016.

How do I vote at the Annual Meeting?

You may vote in person at the Annual Meeting or by proxy. In addition, if you are a stockholder of record of CPI’s shares, there are three ways to vote by proxy:

•	By Telephone — You can vote by telephone by following the instructions on your proxy card. You will need to use the control number appearing on your Notice or proxy card to vote by telephone;

•

By Internet — You can vote via the Internet by following the instructions on your proxy card. You will need to use the control number appearing on your Notice or proxy card to vote via the Internet; or

•	By Mail — You can vote by completing, dating, signing and returning the proxy card.

If you are a beneficial owner of shares held in street name, you may vote as follows:

•

By Telephone — If you request printed copies of the proxy materials by mail, you will receive a voting instruction form and you may vote by proxy by calling the toll free number found on the voting instruction form. The availability of telephone voting may depend on the voting process of the organization that holds your shares.

•

By Internet — You may vote by proxy via the Internet by visiting www.proxyvote.com and entering the control number found in your Notice. The availability of Internet voting may depend on the voting process of the organization that holds your shares.

•

By Mail — If you request printed copies of the proxy materials by mail, you will receive a voting instruction form and you may vote by proxy by filling out the voting instruction form and returning it in the envelope provided.

If you are a beneficial owner of shares held in street name and wish to vote in person at the Annual Meeting, you must obtain a “legal proxy” from the organization that holds your shares. A legal proxy is a written document that will authorize you to vote your shares held in street name at the Annual Meeting. Please contact the organization that holds your shares for instructions regarding obtaining a legal proxy. You must bring a copy of the legal proxy to the Annual Meeting and ask for a ballot when you arrive.

Telephone and Internet voting facilities for stockholders of record will be available 24 hours a day. You may vote over the telephone or via the Internet until 11:59 p.m. on June 1, 2016. Even if you plan to attend the Annual Meeting in person, we recommend that you also submit your proxy or voting instructions as described above so that your vote will be counted if you later decide not to attend the Annual Meeting in person.

Your proxy will be voted in accordance with your instructions, so long as, in the case of a proxy card returned by mail, such card has been signed and dated. If you vote your shares via the Internet, by telephone or by executing and returning a proxy card by mail but you do not provide specific instructions with respect to the proposals, your shares will be voted FOR the director nominees named in this proxy statement and FOR the ratification of the retention of our independent registered public accounting firm.

As of the date of this proxy statement, we do not know of any matters to be presented at the Annual Meeting except those described in this proxy statement. If any other matters properly come before the Annual Meeting, however, the persons named as proxies will be authorized to vote or otherwise act in accordance with their judgment.

What does it mean if I receive more than one set of proxy materials?

You may receive more than one set of proxy materials, more than one e-mail or multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you may receive a separate set of proxy materials, a separate e-mail or a separate voting instruction card for each brokerage account in which you hold shares. If you are a stockholder of record and your shares are registered in more than one name, you may receive more than one set of proxy materials, more than one e-mail or more than one proxy card. To vote all of your shares by proxy, you must complete, sign, date and return each proxy card and voting instruction card that you receive or vote over the Internet the shares represented by each set of proxy materials that you receive (unless you have requested and received a proxy card or voting instruction card for the shares represented by one or more of those sets of proxy materials).

May I change my vote?

Yes. You may revoke your proxy at any time before it is voted at the Annual Meeting. To change your vote, if you are a stockholder of record, you may submit another later dated proxy by telephone, Internet or mail or by voting your shares in person at the Annual Meeting (your attendance at the Annual Meeting will not, by itself, revoke your proxy; you must vote in person at the Annual Meeting to revoke your proxy). If you are a beneficial owner and your shares are held in street name, you may change your vote by submitting new voting instructions to your bank, broker, trustee or nominee, or if you have obtained a legal proxy from such entity giving you the right to vote your shares, you may change your vote by attending the Annual Meeting and voting in person.

What vote is required to elect directors and approve the other matters described in this proxy statement?

Because this is an uncontested election, the director nominees must receive the affirmative vote of a majority of the votes cast to be elected (i.e., the number of shares voted “for” a director nominee must exceed the number of votes cast “against” that nominee) (Proposal No. 1). Abstentions and broker non-votes will have no effect on the outcome of the election of directors.

For the ratification of the retention of KPMG LLP as our independent registered public accounting firm (Proposal No. 2), the affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote on the proposal will be required for approval. Abstentions will not be voted but will be counted for purposes of determining whether there is a quorum. Accordingly, abstentions will have the effect of a negative vote on Proposal No. 2. Broker non-votes will have no effect on Proposal No. 2. For additional information about broker non-votes, see “How do I vote if my bank or broker holds my shares in ‘street name’?”

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

If your shares are registered in your name on the Company’s books and records or with our transfer agent, you are the “stockholder of record” of those shares, and this proxy statement and accompanying materials have been provided directly to you by the Company. On the other hand, if you purchased your shares through a brokerage or other financial intermediary, the brokerage or other financial intermediary will automatically put your shares into “street name” which means that the brokerage or other financial intermediary will hold your shares in its name or another nominee’s name and not in your name, but will keep records showing you as the “beneficial owner.” If you hold shares beneficially in street name, this proxy statement and accompanying materials have been forwarded to you by your broker, bank or other holder of record.

How do I vote if my bank or broker holds my shares in “street name”?

If you hold your shares in “street name” through a bank, broker or other nominee, such bank, broker or nominee will vote those shares in accordance with your instructions. To so instruct your bank, broker or nominee, you should refer to the information provided to you by such entity. Without instructions from you, a bank, broker or nominee will be permitted to exercise its own voting discretion with respect to so-called routine matters (Proposal No. 2 (ratification of auditors)) but will not be permitted to exercise voting discretion with respect to non-routine matters (Proposal No. 1 (director elections)). Thus, if you do not give your bank, broker or nominee specific instructions with respect to Proposal

No. 2, your shares will be voted in such entity’s discretion. If you do not give your bank, broker or nominee specific instructions with respect to the remaining proposals, your shares will not be voted on such proposals. This is called a “broker non-vote.” Shares represented by such broker non-votes will be counted in determining whether there is a quorum and will have no effect on the non-routine proposals. We urge you to promptly provide your bank, broker or nominee with appropriate voting instructions so that all your shares may be voted at the Annual Meeting.

How many votes do I have?

Each share of common stock that you hold as of the record date entitles you to one vote, without cumulation, on each matter to be voted upon at the Annual Meeting.

How will the votes be counted at the Annual Meeting?

The votes will be counted by the inspector of election appointed for the Annual Meeting.

How will the Company announce the voting results?

The Company will report the final results of the voting at the Annual Meeting in a filing with the SEC on a Current Report on Form 8-K.

Who pays for the Company’s solicitation of proxies?

The Board is soliciting your proxy to vote your shares of common stock at our Annual Meeting. We will bear the cost of soliciting proxies on behalf of the Company, including preparing, printing and mailing this proxy statement. Proxies may be solicited personally, by mail, email or by telephone by certain of our directors, officers, employees or representatives. Our directors and employees will not be paid any additional compensation for soliciting proxies. We may reimburse brokerage firms and other persons representing beneficial owners of shares for their out-of-pocket expenses in forwarding solicitation materials to such beneficial owners.

What is “householding” and how does it work?

Under the rules adopted by the SEC, we may deliver a single set of proxy materials to one address shared by two or more of our stockholders. This delivery method is referred to as “householding” and can result in significant cost savings. To take advantage of this opportunity, we have delivered only one set of proxy materials to multiple stockholders who share an address, unless we received contrary instructions from the impacted stockholders prior to the mailing date. We agree to deliver promptly, upon written or oral request, a separate copy of the proxy materials, as requested, to any stockholder at the shared address to which a single copy of these documents was delivered. If you prefer to receive separate copies of the Notice, proxy statement or annual report, contact Broadridge Financial Solutions, Inc. by calling 1-800-542-1061 or in writing at Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717.

In addition, if you currently are a stockholder who shares an address with another stockholder and would like to receive only one copy of future notices and proxy materials for your household, you may notify your broker if your shares are held in a brokerage account or you may notify us if you hold registered shares. Registered stockholders may notify us by contacting Broadridge Financial Solutions, Inc. at the above telephone number or address or sending a written request to CPI Card Group Inc., 10368 West Centennial Road, Littleton, Colorado 80127, Attention: Investor Relations.

What do I need for admission to the Annual Meeting?

Attendance at the Annual Meeting or any adjournment or postponement thereof will be limited to record and beneficial stockholders as of the record date (April 15, 2016), individuals holding a valid proxy from a record holder and other persons authorized by the Company. If you are a stockholder of record (or a “recordholder”) your name will be verified against the list of stockholders of record prior to your admittance to the Annual Meeting or any adjournment or postponement thereof. You should be prepared to present photo identification for admission. If you hold your shares in a street name, you will need to provide proof of beneficial ownership on the record date, such as a brokerage account statement showing that you owned stock as of the record date, a copy of a voting instruction form provided by your broker, bank or other nominee, or other similar evidence of ownership as of the record date, as well as your photo identification, for admission. If you do not provide photo identification or comply with the other procedures described above, you will not be admitted to the Annual Meeting or any adjournment or postponement thereof. For security reasons, you and your bags may be subject to search prior to your admittance to the Annual Meeting.

Explanatory Note

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). For as long as we are an emerging growth company, we will not be required to provide an auditor’s attestation report on management’s assessment of the effectiveness of our system of internal control over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act of 2002, or obtain stockholder approval of any golden parachute payments not previously approved. In addition, because we are an emerging growth company, we are not required to include a Compensation Discussion and Analysis section in this proxy statement and have elected to comply with the scaled-down executive compensation disclosure requirements applicable to emerging growth companies.

We could be an emerging growth company for up to five years from the date of our initial public offering, or until the earliest of (i) the last day of the first fiscal year in which our annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which would occur at the end of the fiscal year during which the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period. Under Section 107(b) of the JOBS Act, emerging growth companies may delay adopting new or revised accounting standards until such time as those standards apply to private companies. We have irrevocably elected not to avail ourselves of this exemption from new or revised accounting standards and, therefore, we are subject to the same new or revised accounting standards as other public companies that are not emerging growth companies.

ELECTION OF DIRECTORS
(PROPOSAL NO. 1)

Upon the recommendation of our Nominating and Corporate Governance Committee (the “Nominating Committee”), the Board has nominated the seven individuals listed below to stand for election to the Board for a one-year term ending at the annual meeting of stockholders in 2017 or until their successors, if any, are elected or appointed. Our Amended and Restated Certificate of Incorporation and Bylaws provide for the annual election of directors. Each director nominee must receive the affirmative vote of a majority of the votes cast to be elected (i.e., the number of shares voted “for” a director nominee must exceed the number of votes cast “against” that nominee). Unless contrary instructions are given, the shares represented by your proxy will be voted FOR the election of all director nominees. The Board has determined that each director nominee, other than Mr. Montross, is an independent director, as further described below in “Directors and Corporate Governance — Independence of Directors.”

All of the director nominees listed below have consented to being named in this proxy statement and to serve if elected. However, if any nominee becomes unable to serve, proxy holders will have discretion and authority to vote for another nominee proposed by our Board. Alternatively, our Board may reduce the number of directors to be elected at the Annual Meeting.

Name	Position
Diane Fulton	Director
Steven Montross	Director, President and Chief Executive Officer
Douglas Pearce	Director
Robert Pearce	Director
Nicholas Peters	Director
David Rowntree	Director
Bradley Seaman	Chairman of the Board

Biographical information relating to each of the director nominees is set forth below under “Directors and Corporate Governance” and incorporated by reference herein.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF CPI’s DIRECTOR NOMINEES NAMED IN THIS PROXY STATEMENT.

PROXIES SOLICITED BY THE BOARD WILL BE VOTED FOR THE ELECTION OF EACH OF CPI’s DIRECTOR NOMINEES NAMED IN THIS PROXY STATEMENT UNLESS STOCKHOLDERS SPECIFY A CONTRARY VOTE.

DIRECTORS AND CORPORATE GOVERNANCE

Director Biographical Information and Qualifications

Set forth below is a description of the business experience of each director, as well as the specific qualifications, skills and experiences considered by the Nominating Committee and the Board in recommending our slate of director nominees. Each director listed below is nominated for reelection to the Board for a term expiring at the annual meeting of stockholders in 2017. See “Election of Directors (Proposal No. 1).”

Diane Fulton, 62, has served on our Board of Directors since December 2015. Since September 2008, Ms. Fulton has served as the Vice President and Chief Investment Officer of the Vancouver Foundation, Canada’s largest community foundation. Prior to that, Ms. Fulton spent nine years at The University of British Columbia, most recently as the Executive Director, Investments, and 12 years ScotiaMcLeod Inc., a division of Scotia Capital Inc., most recently as Director and Vice President of Corporate Finance. Ms. Fulton currently serves on the boards of directors of Ten Peaks Coffee Company (TSX: TPK) and the University of British Columbia Investment Management Trust and served on the board of directors of Insurance Corporation of British Columbia from 2004 to 2010, and Pacific Northern Gas Limited (TSX: PNG) from 2005 until its acquisition by Altagas Ltd. in 2011. Ms. Fulton also serves as an advisor to the investment committees of the Insurance Corporation of British Columbia and Pacific Blue Cross. Ms. Fulton holds a Masters of Business Administration from York University and a Bachelor’s Degree in Mathematics from the University of Toronto. Ms. Fulton brings to the Board a breadth of finance and investment skills, as well as public company board experience.

Steven Montross, 62, has served as our President and Chief Executive Officer since January 2009. Prior to joining CPI, Mr. Montross was a founding shareholder and Managing Director of FirstLight Financial Corporation, a business which invests senior debt capital in private-equity owned businesses, from 2007 to 2008. Prior to forming FirstLight, Mr. Montross had a 17 year career at General Electric Company where he held positions of increasing responsibility and leadership within GE’s financial service businesses, including a business that financed private-equity owned enterprises. Mr. Montross holds a Bachelor of Business Administration degree from the University of Michigan and a Masters of Business Administration from the Kellogg School of Management at Northwestern University. Mr. Montross brings to the Board extensive executive leadership experience, and, through his position as our Chief Executive Officer, he brings to the Board management’s perspective over a full range of issues affecting the Company.

Douglas Pearce, 63, has served on our Board of Directors since January 2016. Mr. Pearce was the founding Chief Executive Officer and Chief Investment Officer of the British Columbia Investment Management Corporation (bcIMC), one of Canada’s largest institutional money managers. Mr. Pearce led the organization from 1988 until he retired in June 2014. Mr. Pearce has also served as director and Chair of the Canadian Coalition for Good Governance (CCGG), the Pacific Pension Institute (PPI), and the Pension Investment Association of Canada (PIAC). Mr. Pearce was a member of the Faculty Advisory Board at the University Of British Columbia Sauder School Of Business and the Advisory Board at the Forum for Women Entrepreneurs. Mr. Pearce received his Bachelor of Commerce degree from the University of Calgary and is an accredited director in the Institute of Corporate Directors (ICD).   Mr. Pearce brings to the Board a wealth of investment and corporate governance experience.

Robert Pearce, 61, has served on our Board of Directors since 2007. Mr. Pearce also serves on the board of directors of Canada Guaranty Mortgage Insurance Company and First American Payments Systems, and as an advisor to NorthCard Inc. Mr. Pearce spent 26 years with BMO Bank of Montreal, from 1980 to 2006, most recently holding the position of Chief Executive Officer and President, Personal and Commercial Client Group. He also served on the board of directors of MasterCard International from 1998 to 2006 and as Chairman of the Canadian Bankers’ Association from 2004 to 2006. Mr. Pearce holds a Bachelor of Arts from the University of Victoria and a Master of Business Administration from the University of British Columbia. Mr. Pearce brings to the Board more than 30 years of operational and leadership experience in the financial services industry, including extensive operating experience in credit card, debit card and prepaid cards in both card issuing and merchant acceptance in Canada and the United States.

Nicholas Peters, 43, has served on our Board of Directors since 2007. Mr. Peters is a Managing Director at Parallel49 Equity (formerly Tricor Pacific Capital) a private equity firm that makes control investments in lower middle market companies in the United States and Canada, which he joined in 2002, and also began serving as Parallel49 Equity’s

Chief Financial Officer in 2012. Prior to joining Parallel49 Equity, Mr. Peters was a Senior Manager at Arthur Andersen LLP in Chicago. Mr. Peters is the Chairman of BFG Supply Company LLC and Certified Recycling and has served on the board of several other Parallel49 Equity investment companies. Mr. Peters holds a Bachelor of Science degree in Business Administration from the University of Dayton in Ohio. He is a Certified Public Accountant and is affiliated with the American Institute of Certified Public Accountants and the Ohio Society of CPAs. Mr. Peters brings to the Board strong finance and accounting skills, as well as valuable experience from his oversight of the management and operations of several of Parallel49 Equity’s portfolio companies.

David Rowntree, 60, has served on our Board of Directors since 2007. Mr. Rowntree is the President and Chair of Highland West Capital Ltd., a Vancouver-based merchant bank that he founded in July 2012. Mr. Rowntree is one of the founders of Tricor Pacific Capital, where he served as a Managing Director from January 1996 to June 2013. Prior to co-founding Tricor, Mr. Rowntree was a practicing attorney in both public practice and as in-house counsel. Mr. Rowntree is the Chair of Ten Peaks Coffee Company (TSE:TPK). Mr. Rowntree holds a Bachelor of Arts from the University of British Columbia and a Bachelor of Law from the Osgoode Hall Law School in Toronto, Ontario. Mr. Rowntree brings to the Board more than three decades of public and private investment expertise as well as experience in corporate governance, strategic planning and risk mitigation and assessment.

Bradley Seaman, 56, has served on our Board of Directors since 2007 and currently serves as Chairman of the Board. Mr. Seaman has been employed, since August 1999, by Parallel49 Equity. From 1999 through December 2011, Mr. Seaman was Parallel49 Equity’s Managing Director and leader of its U.S. operations, and, since January 2012, has served as its Managing Partner, responsible for leading overall firm operations, strategy, funding and investments. Prior to joining Parallel49 Equity, and from 1990 through July 1999, Mr. Seaman was employed by GE Capital Corporation where he held a number of increasingly senior positions in GE’s Transportation & Industrial Funding and Commercial Finance units, ultimately being promoted to head GE Capital’s transactions origination teams in Ohio, Michigan and Missouri. In 1994, Mr. Seaman was selected to be part of a new group that was established to focus GE Capital’s debt and equity products on the emerging private equity market, and, in that capacity, headed GE’s offices in New York and Chicago. Mr. Seaman is also a member of the board of directors of Steel Dynamics, Inc. (NASDAQ: STLD). Mr. Seaman holds a Bachelor of Science degree in Business Administration from Bowling Green State University and a Master of Business Administration from the University of Dallas. He brings to the Board a comprehensive understanding and experience in the capital markets, management experience, and both operational and corporate governance experience drawn from his involvement in the management and oversight of Parallel49 Equity’s portfolio companies.

Director Selection Process

The Nominating Committee works with the Board to determine periodically, as appropriate, the desired Board qualifications, expertise and characteristics, including such factors as business experience and diversity of experience; and with respect to diversity, the Nominating Committee may consider such factors as differences in professional background, education, skill, and other individual qualities and attributes that contribute to the total mix of viewpoints and experience represented on the Board.

The Nominating Committee and the Board evaluate each individual in the context of the membership of the Board as a group, with the objective of having a group that can best perpetuate the success of the business and represent stockholder interests through the exercise of sound judgment using its diversity of background and experience in the various areas. Each director should be an individual of high character and integrity. In determining whether to recommend a director for re-election, the Nominating Committee also considers the director’s past attendance at meetings, participation in and contributions to the activities of the Board and the Company and other qualifications and characteristics that may be set forth in the Nominating Committee charter.

Recommendation of Directors by Stockholders

In accordance with its charter, the Nominating Committee will consider candidates for election as a director of the Company recommended by any CPI stockholder, provided that the recommending stockholder follows the procedures set forth in Section 2.10 of the Company’s Bylaws for nominations by stockholders of persons to serve as directors. The

Nominating Committee evaluates such candidates in the same manner by which it evaluates other director candidates considered by the Nominating Committee, as described above.

Pursuant to Section 2.10 of the Bylaws, nominations of persons for election to the Board at a meeting of stockholders may be made by any stockholder of the Company entitled to vote for the election of directors at the meeting who sends a timely notice in writing to our Corporate Secretary. To be timely, a stockholder’s notice must be delivered to, or mailed and received by, our Corporate Secretary at the Company’s principal executive offices not less than 90 nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that if the annual meeting is more than 30 days prior to or after the anniversary of the preceding year’s annual meeting, notice by the stockholder must be delivered not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which “public announcement” of the date of such annual meeting is made by the Company. For purposes of the Bylaws, “public announcement” means disclosure in a press release reported by the Dow Jones News Service, Associated Press or a comparable national news service or in a document publicly filed by us with the SEC.

The stockholder’s notice or recommendation is required to contain certain prescribed information about each person the stockholder proposes to recommend for election as a director, the stockholder giving notice and the beneficial owner, if any, on whose behalf notice is given. The stockholder’s notice must also include the consent of the person proposed to be nominated and to serve as a director if elected. Recommendations or notices relating to director nominations should be sent to CPI Card Group, 10368 West Centennial Road, Littleton, Colorado 80127; Attention: David Brush, Chief Financial Officer and Corporate Secretary.

Independence of Directors

The Company’s Corporate Governance Guidelines provide that a majority of the members of the Board, and each member of the Audit Committee, Compensation Committee and Nominating Committee, must meet the criteria for independence set forth under applicable law and the NASDAQ Global Select Market (“NASDAQ”) listing standards. No director qualifies as independent unless the Board determines that the director has no direct or indirect material relationship with the Company. These independence guidelines are part of our Corporate Governance Guidelines, available on our website at www.cpicardgroup.com. The Board considers all relevant facts and circumstances of which it is aware in making an independence determination with respect to any director.

The Board has made independence determinations with respect to each of our directors. Based on the NASDAQ independence guidelines, the Board has affirmatively determined that each of Ms. Fulton and Messrs. D. Pearce, R. Pearce, Peters, Rowntree and Seaman are independent within the meaning of NASDAQ rules.

Board’s Role in Risk Oversight

The Company’s management continually monitors the material risks facing the Company.  Our enterprise risk management process is designed to facilitate the identification, assessment and management of certain key risks the Company may encounter and which may impact our ability to achieve our strategic objectives. The enterprise risk management process supplements management’s ongoing responsibilities to monitor and address risks by working with risk owners to identify causes of and action plans for certain risks, which then are discussed with senior management.

The Board, with the assistance of the Board committees, is responsible for overseeing such management actions to ensure that material risks affecting the Company are identified and managed appropriately.  The Board and the Board committees oversee risks associated with their principal areas of focused, as summarized below:

Board/Committee Areas of Risk Oversight and Actions

Full Board

•Careful evaluation the reports received from management and by making inquiries of management on areas of particular interest to the Board

•Reviews with management material strategic, operational, financial, compensation and compliance risks

•Considers specific risk topics in connection with strategic planning and other matters

•Oversees risk oversight and related activities conducted by the Board committees through reports of the committee chairmen to the Board

Audit Committee

•Discusses with management the Company’s process for assessing and managing risks, including the Company’s major financial risk exposures and the steps necessary to monitor and control such exposures

•Central oversight of financial and compliance risks

•Meets periodically with senior management and our independent auditor, KPMG LLP, and reports on its findings at meetings of the Board

•Assesses periodically reports provided by management on risks addressed in the enterprise risk management process and other risks

Compensation Committee	•Oversees the review and evaluation of the risks associated with our compensation policies and practices

Nominating Committee	•Oversees risks associated with our governance structure and processes •Reviews our organizational documents, Corporate Governance Guidelines and other policies

Corporate Governance

The Board has approved Corporate Governance Guidelines, a Code of Business Conduct and Ethics and a Code of Conduct for Financial Officers. All of our corporate governance documents, including the Corporate Governance Guidelines, the Code of Business Conduct and Ethics, the Code of Conduct for Financial Officers and committee charters, are available on our website at www.cpicardgroup.com or in printed form upon request by contacting CPI Card Group at 10368 West Centennial Road, Littleton, Colorado 80127, Attention: Investor Relations. The Board regularly reviews corporate governance developments and modifies these documents as warranted. Any modifications will be reflected on our website. The information on our website is not part of this proxy statement and is not deemed to be incorporated by reference herein.

Other Board Information

Leadership Structure of the Board

Bradley Seaman serves as our Chairman of the Board, and Steve Montross serves as our Chief Executive Officer. Our Board has decided to maintain separate Chairman and CEO roles to allow our CEO to focus on the execution of our business strategy, growth and development, while allowing the Chairman to lead the Board in its fundamental role of providing advice to, and independent oversight of, management. The Board recognizes the time, effort and energy that the CEO is required to devote to his position in the current business environment, as well as the commitment required to serve as our Chairman. While our Bylaws and Corporate Governance Guidelines do not require that our Chairman and CEO positions be separate, the Board believes that having separate positions and having an independent director serve as Chairman is the appropriate leadership structure for us at this time.

Board Meetings

In 2015, our Board held eight meetings. In addition to our Board meetings, our directors attend meetings of committees established by our Board. Each of CPI’s director nominees attended at least 75% of the meetings of our Board and the committees on which he or she served during 2015 that were held when he or she was a director. Our directors are encouraged to attend all annual and special meetings of our stockholders.

Meetings of Non-Employee Directors

In accordance with our Corporate Governance Guidelines, our non-employee directors meet regularly in executive sessions of the Board without management present. Mr. Seaman, our Chairman, presides over these executive sessions.

Committees of the Board

The Board has three standing committees: the Audit Committee, the Compensation Committee and the Nominating Committee.  The following chart sets forth the directors who currently serve as members of each of the Board committees as of the date of this proxy statement.

Compensation
Directors	Audit Committee	Committee	Nominating Committee
Diane Fulton	X
Steven Montross
Douglas Pearce	X		X
Robert Pearce	X	C	X
Nicholas Peters	C		X
David Rowntree		X	C
Bradley Seaman*		X

*      Chairman of the Board

“C”  Denotes member and chairman of committee

“X”  Denotes member

Audit Committee

In 2015, the Audit Committee held two meetings. Ms. Fulton joined the Audit Committee upon her appointment to the Board in December 2015, replacing Mr. Seaman, and Mr. Doug Pearce joined the Audit Committee upon his appointment to the Board in January 2016. Each of the members of the Audit Committee is a non-employee director.  We believe that each of Ms. Fulton and Messrs. Doug Pearce and Robert Pearce meets the independence criteria for purposes of serving on an audit committee under the NASDAQ Global Select Market Rules and Rule 10A-3 under the Exchange Act. In addition, our board of directors has determined that each of Ms. Fulton and Messrs. Robert Pearce and Doug Pearce qualifies as an “audit committee financial expert,” as such term is defined in Item 407(d)(5) of Regulation S-K.  As a newly public company, we are permitted to take advantage of certain transition periods with respect to the independence of our Audit Committee. The NASDAQ Global Select Market Rules and Rule 10A-3 under the Exchange Act provide for a phase-in of the independence requirements for audit committees, requiring one independent director on the date our registration statement became effective, a majority of independent directors within 90 days of such date and a fully independent committee within one year of such date. In accordance with this phase-in schedule, we expect to add additional independent directors to our audit committee in order to satisfy the applicable independence requirements under the rules of the NASDAQ Global Select Market and the SEC prior to the one-year anniversary of the effectiveness of our registration statement.

Compensation Committee

The Compensation Committee was established in October 2015 in connection with our initial public offering and held one meeting in 2015. The Board has determined that all of the members of the Compensation Committee are independent as defined in NASDAQ Global Select Market rules, including the independence standards applicable to compensation committees. The Compensation Committee has overall responsibility for approving and evaluating director and officer compensation plans, policies and programs of the Company and reviewing the disclosure of such plans, policies and programs to our stockholders in the annual proxy statement. The Compensation Committee utilizes an independent compensation consultant to assist it in its duties. The Compensation Committee operates under a written charter setting forth its functions and responsibilities. A copy of the current charter is available on our website at www.cpicardgroup.com or in printed form upon request.

In consultation with the Company’s management, the Compensation Committee establishes the general policies relating to senior management compensation and oversees the development and administration of such compensation programs. Our human resources executives and staff support the Compensation Committee in its work. These members of management work with compensation consultants whose engagements have been approved by the Compensation Committee, accountants and legal counsel, as necessary, to implement the Compensation Committee’s decisions, to monitor evolving competitive practices and to make compensation recommendations to the Compensation Committee. Our human resources management develops specific compensation recommendations for senior executives, which are first reviewed by senior management and then presented to the Compensation Committee and its independent compensation consultant. The Compensation Committee has final authority to approve, modify or reject the recommendations and to make its decisions in executive session. The Compensation Committee approves all compensation of our executive officers, including equity awards.

In 2015, the Compensation Committee engaged Aon Hewitt as its independent compensation consultant. The consultant reports directly to the Compensation Committee, including with respect to management’s recommendations of compensation programs and awards. The Compensation Committee has the sole authority to approve the scope and terms of the engagement of such compensation consultant and to terminate such engagement. Aon Hewitt has assisted the Compensation Committee with the development of competitive market data and a related assessment of the Company’s executive and director compensation levels, evaluation of annual and long-term incentive compensation strategy and compilation and review of total compensation data for the Company’s Named Executive Officers (as defined in “Executive Compensation”). Other than with respect to consulting on executive and director compensation matters, Aon Hewitt has performed no other services for the Compensation Committee or the Company.

The Compensation Committee has reviewed the independence of Aon Hewitt in light of SEC rules and NASDAQ listing standards regarding compensation consultants and has concluded that Aon Hewitt’s work for the Compensation Committee does not raise any conflict of interest.

Nominating and Corporate Governance Committee

The Nominating Committee was established in October 2015 in connection with our initial public offering and held one meeting in 2015.  Mr. Doug Pearce joined the Nominating Committee upon his appointment to the Board in January 2016. Each of the members of the Nominating Committee is independent as defined in NASDAQ Global Select Market rules.

The Nominating Committee is responsible for, among other things: (i) identifying individuals qualified to become members of the Board, consistent with criteria approved by the Board; (ii) recommending director nominees to the Board for election at the next annual meeting of the stockholders of the Company; (iii) in the event of a vacancy on or an increase in the size of the Board, recommending director nominees to the Board to fill such vacancy or newly established Board seat; (iv) recommending directors to the Board for membership on each committee of the Board; and (v) establishing and reviewing annually our Corporate Governance Guidelines and Code of Business Conduct and Ethics. The Nominating Committee operates under a written charter setting forth its functions and responsibilities. A copy of the current charter is available on our website at www.cpicardgroup.com or in printed form upon request.

Communications to the Board

Stockholders and interested parties can contact the Board (including the Chairman and the independent directors) through written communication sent to CPI Card Group, 10368 West Centennial Road, Littleton, Colorado 80127, Attention: David Brush, Chief Financial Officer and Corporate Secretary. Our Corporate Secretary reviews all written communications and forwards to the Board copies of any such correspondence that is directed to the Board or that, in the opinion of the Corporate Secretary, deals with the functions of the Board or Board committees or that he otherwise determines requires the Board’s or any Board Committee’s attention. Concerns relating to accounting, internal accounting controls or auditing matters are immediately brought to the attention of our internal audit department and handled in accordance with procedures established by the Audit Committee with respect to such matters. From time to time, the Board may change the process by which stockholders may communicate with the Board. Any such changes will be reflected in our Corporate Governance Guidelines, which are posted on our website at www.cpicardgroup.com.

Director Compensation

As described more fully below, the following table summarizes the annual compensation for our non-employee directors during 2015.

2015 DIRECTOR COMPENSATION

	Fees
	Earned
	Or Paid
	In Cash	Total
Name	($)	($)
Robert Pearce	$100,000	$100,000
Nicholas Peters	—	—
Bradley Seaman	—	—
James Galliher(1)	$100,000	$100,000
Robert Clarke(1)	$100,000	$100,000
Jonathan Dries(1)	—	—
David Rowntree	—	—
Diane Fulton(2)	$8,334	$8,334

(1)	Messrs. Galliher, Clarke and Dries resigned from our board of directors in August 2015.
(2)	Ms. Fulton joined the Board of Directors in December 2015 and received prorated fees for 2015 services.

Narrative to Director’s Compensation Table

In 2015, our non-employee directors who were not affiliated with the Tricor Funds received an annual cash retainer of $100,000 per year.

Beginning in 2016, we revised our director compensation program to reflect competitive practices and our transition to a publicly traded company. The resulting compensation package for our non-employee directors (other than, our non-employee directors who are affiliated with the Tricor Funds) is set forth in the table below.  The Board, at its discretion, may choose to modify current practice relating to compensation of Directors who are affiliated with the Tricor Funds.

Compensation Element	Value
Retainer	$100,000 (may elect to receive 50% in restricted stock units, vesting 100% on the first anniversary of the award date)
Compensation Committee Chair Fee	$15,000
Audit Committee Chair Fee	$20,000
Nominating Committee Chair Fee	$10,000
Compensation Committee Member Fee	$7,500
Audit Committee Member Fee	$10,000
Nominating Committee Member Fee	$5,000

Security Ownership of Certain Beneficial Owners, Directors and Management

The following table sets forth, as of April 15, 2016 (except as indicated below), beneficial ownership, as defined by SEC rules, of our common stock. Each of the persons listed below has sole voting and investment power with respect to the beneficially owned shares listed unless otherwise indicated. The percentage calculations set forth in the table are based on 56,542,116 shares of common stock outstanding on April 15, 2016 rather than based on the percentages set forth in stockholders’ Schedules 13G or 13D, as applicable, filed with the SEC. Unless otherwise indicated, the address of each beneficial owner is c/o CPI Card Group Inc., 10368 West Centennial Road, Littleton, Colorado 80127.

	Number of
	Shares of	Percentage of
	Common	Common
	Stock	Stock
	Owned	Owned
	Beneficially	Beneficially
5% Beneficial Owners:
Tricor Pacific Capital Partners (Fund IV), Limited Partnership(1)	20,621,843	36.5%
Tricor Pacific Capital Partners (Fund IV) US, Limited Partnership (1)	12,172,288	21.5%
Ameriprise Financial, Inc.(2)	2,919,707	5.2%
Capital World Investors (3)	2,908,502	5.1%

Named Executive Officers and Directors:
Steven Montross	1,519,143	2.7%
David Brush	177,664	*
Lisa Jacoba	49,000	*
Diane Fulton(4)	4,000	*
Douglas Pearce	125	*
Robert Pearce	392,888	*
Nicholas Peters	––	––
David Rowntree	––	––
Bradley Seaman	––	––
Total Executive Officers and Directors as a Group (14 individuals)	3,002,393	5.3%

*Less than 1%

(1)

Based on a Schedule 13G filed jointly by Tricor Pacific Capital Partners (Fund IV), Limited Partnership, Tricor Pacific Capital Partners (Fund IV) US, Limited Partnership (collectively, the “Tricor Funds”) and Parallel49 Equity, ULC on February 12, 2016.  Each of the Tricor Funds is managed by Parallel49 Equity, ULC, as the general partner.

Mr. Seaman, Mr. Rowntree, J. Trevor Johnstone and Roderick Senft are the sole members of an investment committee of the Tricor Funds that has the power to vote or dispose of the shares held by the Tricor Funds. Each of Messrs. Seaman, Peters and Rowntree is an officer or member of Tricor and has an indirect pecuniary interest in the shares of common stock held by the Tricor Funds through their respective interests in the Tricor Funds. Each of Messrs. Seaman, Peters and Rowntree expressly disclaims any beneficial ownership of any shares of common stock held by the Tricor Funds. The address of the Tricor Funds is c/o Tricor Pacific Capital, One Westminster Place, Suite 100, Lake Forest, IL 60045.

(2)

Based on a Schedule 13G filed on February 12, 2016.  Ameriprise Financial, Inc. (“Ameriprise”) reports shared voting power with respect to 2,882,201 shares and has shared dispositive power with respect to 2,919,707 shares. Columbia Management Investment Advisers, LLC (“Columbia”) has shared voting power with respect to 2,882,201 shares and has shared dispositive power with respect to 2,919,707 shares. Ameriprise, as the parent company of Columbia, may be deemed to beneficially own the shares reported by Columbia. Accordingly, the shares reported by Ameriprise include those shares separately reported by Columbia. The address for Ameriprise is 145 Ameriprise Financial Center, Minneapolis, MN 55474. The address for Columbia is 225 Franklin St. Boston, MA 02110.

(3)	Based on a Schedule 13G filed on February 12, 2016. The address of Capital World Investors is 333 South Hope Street, Los Angeles, CA 90071.
(4)	Includes 4,000 shares of common stock held by Ms. Fulton’s husband.

Section 16(a) Beneficial Ownership Reporting Compliance

Based upon our review of reports filed with the SEC and written representations that no other reports were required, we believe that all of our directors and executive officers complied with the reporting requirements of Section 16(a) of the Exchange Act during 2015.

EXECUTIVE OFFICERS

The following table sets forth certain information concerning each of our executive officers:

Name	Age	Position
Steven Montross	62	President, Chief Executive Officer and Director
David Brush	50	Chief Financial Officer
Chris Bakke	45	Chief Accounting Officer
Lisa Jacoba	48	Chief Human Resources Officer
William Dinker	60	Executive Vice President
Anna Rossetti	56	President—CPI Canada
Jerry Dreiling	53	Vice President Finance, Planning and Operations Support
Nicholas Cahn	52	Managing Director—CPI Europe

Steven Montross.  See “Directors and Corporate Governance” for Mr. Montross’ biographical information.

David Brush has served as our Chief Financial Officer since 2015. From 2013 to 2015, Mr. Brush managed Idris Capital Partners, a financial and operational advisory firm. From 2012 to 2013, Mr. Brush served as Group Executive and President—Power Transmission of Rexnord Corporation, a global industrial business in process and motion control and water management. From 1994 to 2011, Mr. Brush served in various roles at Pactiv Corporation, a multi-national manufacturer of packaging and consumer products, including Vice President and General Manager, Specialty Packaging from 2005 to 2011, Vice President and Treasurer from 2000 to 2005, Vice President Finance, Protective & Flexible Packaging from 1997 to 1999 and multiple finance positions within Specialty Packaging from 1994 to 1996. Prior to joining Pactiv, Mr. Brush was Audit Manager at Price Waterhouse LLC from 1987 to 1994. Mr. Brush received his Bachelor’s degree in Accounting from the University of Northern Iowa.

Chris Bakke has served as our Chief Accounting Officer since March 2016. Mr. Bakke joined the Company in November 2015 as Vice President and Controller. Prior to joining the Company, Mr. Bakke served in various capacities at Western Union from May 2002, most recently as Senior Vice President Global Operations from August 2012 to September 2015. Prior to his time with Western Union, Mr. Bakke served in the Assurance and Advisory Business Services practice at Ernst & Young LLP for eight years. Mr. Bakke holds a Bachelor’s Degree from the University of Colorado at Boulder and is a certified public accountant in the State of Colorado.

Lisa Jacoba has served as our Chief Human Resources Officer since June 2015. From 2006 to 2014, Ms. Jacoba served as Senior Vice President at Western Union in the United States and United Kingdom where she held leadership positions in the human resources function. Prior to that, Ms. Jacoba held various human resources leadership positions at First Data Corporation from 1990 to 2006. Ms. Jacoba received her Bachelor of Science in Human Resources from Bellevue University.

William Dinker has served as our Executive Vice President since August 2015. Prior to that, Mr. Dinker served as the President, CPI EFT Source since the Company’s acquisition of EFT Source, Inc. in September 2014. Prior to our acquisition of EFT Source, Mr. Dinker served as the President and Chief Executive Officer of EFT Source from 1999 to 2014 and as Vice President of Sales of EFT Source from 1989 to 1999. Prior to joining EFT Source, Mr. Dinker held various management positions at Anheuser-Busch working with its distributors. Mr. Dinker holds a Bachelor of Business Administration from Middle Tennessee State University and a Masters of Business Administration from Vanderbilt University.

Anna Rossetti has served as the President of CPI Card Group—Canada since 2008. From 1999 to 2008, Ms. Rossetti held several positions with Giesecke & Devrient (Canada), including President from 2004 to 2008 and Senior Vice President and General Manager from 1999 to 2004. Prior to that, Ms. Rossetti worked with Equifax Canada, Bank of Nova Scotia and Bank of Montreal. Ms. Rossetti received her Bachelor’s degree in Economics with Honors from York University.

Jerry Dreiling has served as our Vice President Finance, Planning and Operations Support since March 2016.  Prior to that, Mr. Dreiling served as Vice President and Chief Accounting Officer from August 2011 to March 2016, overseeing the Company’s audit and budgeting function. From 2000 to 2011, Mr. Dreiling served as Chief Financial Officer of Picosecond Pulse Labs. From 1990 to 2000, he served in several senior financial roles, including Director of Strategic Financial Planning, and business unit Finance Director at Storage Tek. From 1984 to 1990, he served as an officer at United Bank of Denver. Mr. Dreiling received his Bachelor’s in Business Administration with honors from the University of Northern Colorado and his Master of Business Administration with honors from Regis University.

Nicholas Cahn has served as Managing Director of CPI Europe since 2008. From 2000 to 2008, Mr. Cahn was Director of the Card Division for Oakhill plc and then Managing Director of PCC Services Ltd., prior to its acquisition by CPI in 2008. Prior to this, Mr. Cahn spent 15 years with Group Bull of France, serving as Director of International Sales in the smartcard division in Paris, Smartcard Business Unit Director in London and Vice President of a joint venture with Dai Nippon Printing in Tokyo. Mr. Cahn holds a business studies degree from Thames Valley University and is an alumnus of Bull’s Executive Advanced Management Course and the European Executive Training Program in Japan.

EXECUTIVE COMPENSATION

The following Summary Compensation Table discloses the compensation information for fiscal years 2015 and 2014 for our principal executive officer (“PEO”) and the two most highly compensated executive officers other than the PEO who were serving as executive officers at the end of the last completed fiscal year (the “named executive officers”). Certain updated 2016 compensation and other information is provided in the narrative sections following the Summary Compensation Table.

Summary Compensation Table

							Nonqualified
						Non-Equity	Deferred
						Incentive Plan	Compensation	All Other
Name and Principal Position	Year	Salary	Bonus (1)	Stock Awards (2)	Option Awards (3)	Compensation	Earnings	Compensation (4)	Total
Steven Montross	2015	$484,687	—	—	$1,052,656	$82,025	—	$22,577	$1,641,945
President and Chief Executive Officer	2014	$415,700	$207,850	—	—	$207,850	—	$22,750	$854,150
David Brush Chief Financial Officer (5)	2015	$241,875	—	$1,396,096	$323,475	$39,489	—	$9,622	$2,010,557
Lisa Jacoba Chief Human Resources Officer (5)	2015	$129,000	—	$416,000	$105,555	$24,098	—	$2,400	$677,053

(1)

This amount represents a special bonus awarded to Mr. Montross in light of his exceptional performance in 2014. In determining this bonus, the board of directors considered the increase in the Company’s EBITDA for the year ended December 31, 2014 as compared to the prior year and the successful completion of the EFT Source acquisition.

(2)

These amounts represent the grant date fair value of restricted stock awards granted to certain of the named executive officers in connection with their initial terms of employment. The values were calculated in accordance with FASB ASC Topic 718.

(3)

These amounts represent the grant date fair value of the stock option awards granted to the named executive officers in connection with the Company’s initial public offering in 2015, calculated in accordance with FASB ASC Topic 718. For a discussion of the assumptions and methodologies used in calculating the grant date fair value of the stock option awards, please see Note 17 to the Company’s consolidated financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015.

(4)

These amounts represent (a) for Mr. Montross, a car allowance and reimbursement for certain commuting expenses in 2014; and a car allowance, reimbursement for certain commuting expenses and matching contributions under the Company’s 401(k) plan in 2015; (b) for Mr. Brush, reimbursement for certain commuting expenses and matching contributions under the Company’s 401(k) plan in 2015; and (c) for Ms. Jacoba, matching contributions under the Company’s 401(k) plan in 2015.

(5)

Mr. Brush and Ms. Jacoba commenced employment with the Company on June 22, 2015 and were not named executive officers in 2014; thus, 2014 compensation information for them is not included in this table.

Base Salaries

Base salaries established for the Company’s executive officers are intended to reflect each individual’s responsibilities, experience, historical performance and other discretionary factors deemed relevant by the Company and have generally been set at levels deemed necessary to attract and retain individuals with superior talent. Base salaries are also designed to provide executive officers with steady cash flow during the course of the fiscal year that is not contingent on short-term variations in the Company’s operating performance.

Our named executive officers were entitled to the following annual base salaries in 2015 and 2016 (Mr. Montross and Ms. Jacoba each received base salary increases in 2016 based on the competitive positioning of their compensation and their performance):

	2015 Base Salary	2016 Base Salary
Named Executive Officer	(Effective April 1, 2015)(1)	(Effective March 1, 2016)
Steven Montross	$500,000	$525,000
David Brush	$450,000	$450,000
Lisa Jacoba	$260,000	$265,429

(1)	Mr. Brush and Ms. Jacoba’s 2015 base salaries were effective as of the commencement of their employment with the Company in 2015.

Annual Incentive Awards

The Company maintains an annual incentive compensation program (the “IC Plan”) to incentivize senior management and other key employees to achieve the short-term financial and non-financial objectives of the company. The annual incentive awards are intended to reward both overall Company and individual performance during the year, and as such, are variable from year to year. The Company believes that establishing cash bonus opportunities is an important factor in both attracting and retaining the services of qualified and highly skilled executives and in motivating our senior management to achieve the Company’s annual objectives.

In 2015, the IC Plan provided for an aggregate threshold bonus pool of $1.75 million, up to a maximum bonus pool of $5.25 million, based upon the Company achieving certain levels of Adjusted EBITDA. Payout of the aggregate target bonus to individual management team members is based upon a variety of factors including the performance of the individual management team members and the achievement of individual objectives. Generally, payouts to individual management team members are based 70% on the achievement of certain levels of Adjusted EBITDA and 30% on the achievement of personal objectives. In 2015, the IC Plan target bonus pool of $1.75 million was partially attained and aggregate payouts under the IC Plan to individual management team members were $0.6 million, with the named executive officers earning the following amounts: Mr. Montross—$82,025; Mr. Brush—$39,489; and Ms. Jacoba—$24,098.  Mr. Brush and Ms. Jacoba’s IC Plan bonus payments were prorated based on their employment start date.

For 2016, the IC Plan was replaced by the CPI Card Group Short-Term Incentive Plan (the “STI Plan”). The STI Plan provides for a bonus pool equal to up to $7.0 million for achieving certain levels of Adjusted EBITDA and revenue during the 2016 calendar year.

Long-Term Incentives

Principally in connection with the consummation of the Company’s initial public offering, we granted awards of stock options for 795,450 shares of our common stock in the aggregate under the Omnibus Plan described below, at an exercise price equal to the initial public offering price ($10.00 per share). The options generally will vest 33.4% on the second anniversary of the date of grant and 33.3% on each of the third and fourth anniversaries of the date of grant, subject to other applicable terms and conditions consistent with the Omnibus Plan.

Mr. Brush and Ms. Jacoba received restricted stock awards as part of their new hire employment terms on June 22, 2015.  Mr. Brush’s restricted stock award will vest 36% on the first anniversary of the award date and 32% on each of the second and third anniversaries of the award date, provided that he remains employed by the Company as of each applicable vesting date.  Ms. Jacoba’s restricted stock award will vest 100% on the first anniversary of the award date, provided that she remains employed by the Company as of the applicable vesting date.

Employee Benefits

The Company maintains the CPI Holdings I, Inc. 401(k) Plan (the “401(k) Plan”), which is a qualified defined-contribution plan under the provisions of the Internal Revenue Code Section 401(k) covering substantially all employees who meet certain eligibility requirements. Under the 401(k) Plan, participants may defer their salary subject to statutory limitations and may direct the contributions among various investment accounts. The Company matches 100% of the participant’s first 3% of deferrals and 50% of the next 2% deferral percentage. The Company’s portion is 100% vested at the time of the match.

Mr. Montross’ Employment Agreement

Effective April 22, 2009, Mr. Montross entered into an employment agreement with the Company to serve as President and Chief Executive Officer for a term of five years, plus automatic one-year renewals thereafter unless either party provides notice of intent not to renew the agreement. The agreement provided for an initial base salary of $390,000 per year. In addition, Mr. Montross is entitled to participate in the IC Plan with a target bonus of 50% of his annual base salary (effective for 2016, Mr. Montross’ target bonus was increased to 70% of his annual base salary, as determined by the Compensation Committee). In 2009, Mr. Montross received grants of 1,145,078 restricted shares of common stock and 213 restricted shares of preferred stock and also purchased 199,320 shares of common stock and 425 shares of preferred stock. The Company loaned Mr. Montross $150,000 in the form of notes payable to fund a portion of his investment. As previously disclosed, the remaining balance of this loan was repaid in full by Mr. Montross in August 2015. The Company also agreed to provide a tax gross-up payment of $71,000 in connection with Mr. Montross’ grants of restricted shares of common and preferred stock. Mr. Montross is provided with a reasonable automobile allowance to be approved by the Chairman of the Board.

In the event that Mr. Montross’ employment is terminated by the Company without “Cause,” he resigns for “Good Reason” (each as defined in the agreement) or the Company fails to renew his agreement upon its expiration, Mr. Montross would be entitled to (i) continued monthly payments of his base salary and 1/12th of his estimated annual bonus for a period of 12 months and (ii) a prorated portion of his annual bonus (excluding any portion related to individual objectives), based on the number of full months completed during the fiscal year in which such termination of employment occurs. If Mr. Montross dies or suffers a “Disability” (as defined in the agreement) during the term of the agreement, he or his estate would be entitled to continued base salary and prorated bonus payments for a period of six months. Mr. Montross may resign upon giving no less than 90 days’ notice.

Mr. Montross is subject to certain restrictive covenants, including obligations regarding non-competition and non-solicitation of Company employees and customers, during the term and for a period of two years following any termination of his employment with the Company.

Pursuant to his option award under the Company’s Omnibus Plan (described below) granted in connection with the Company’s initial public offering, Mr. Montross would also be eligible for continued vesting of such award and exercisability through the end of the option term in the event that his employment terminates by reason of an “Approved Retirement.” An “Approved Retirement” is defined in such agreements as Mr. Montross’ “Retirement” (pursuant to the Omnibus Plan, a termination of employment, other than for “Cause” or due to death or “Disability,” on or after the attainment of age 65) with respect to which Mr. Montross adheres to certain additional requirements set forth by the Compensation Committee and the Board of Directors. Such requirements include, but are not limited to, Mr. Montross providing the Compensation Committee with at least nine months’ notice prior to his chosen retirement date, assisting in transitioning a successor to his role and complying with the restrictive covenants described above. These provisions were added to enhance the Company’s succession planning and business continuity processes, if and when such a transition were to take place in the future.

The estimated cash severance payment to Mr. Montross on termination, assuming termination as of December 31, 2015, would have been $750,000 for termination without “Cause,” for “Good Reason” or the Company’s failure to renew the agreement, and $375,000 for a termination due to his death or “Disability” (assuming, in each case, that Mr. Montross’ annual bonus is at the target level).

Mr. Brush’s Employment Agreement

We entered into an employment agreement with Mr. Brush effective June 22, 2015 to serve as our Chief Financial Officer. The initial term of the employment agreement is five years, plus automatic one-year renewals thereafter unless either party provides notice of intent not to renew the agreement. The agreement provides for an initial base salary of $450,000 per year plus an annual target incentive award equal to 50% of his base salary, with a prorated incentive award for 2015. Mr. Brush also received an award of 147,664 shares of restricted stock that vests in three annual installments in June 2016, 2017 and 2018 subject to his continued employment through each such vesting date.

Mr. Brush would be entitled to severance benefits if his employment terminates under certain circumstances. In the event of a termination of employment by the Company without “Cause,” Mr. Brush’s resignation of employment for “Good Reason,” a termination of his employment due to his death or “Disability” (each term as defined in the agreement), or the Company fails to renew the agreement upon its expiration, Mr. Brush (or his estate, in the event of his death) would be entitled to (i) continued monthly payments of his base salary and 1/12th of his estimated annual bonus for a period of 12 months, (ii) 12 months of continued vesting of the restricted stock award granted in connection with the commencement of his employment and (iii) pro rata vesting of any other outstanding equity or long-term incentive awards.

Mr. Brush is subject to certain restrictive covenants, including obligations regarding non-competition and non-solicitation of Company employees and customers, during the term and for a period of one year following any termination of his employment with the Company.

The estimated cash severance payment to Mr. Brush on termination, assuming termination as of December 31, 2015, would have been $675,000 for termination without “Cause” or for “Good Reason,” or due to Mr. Brush’s death, “Disability” or the Company’s failure to renew the agreement (assuming that Mr. Brush’s annual bonus is at the target level). Mr. Brush would also receive continued or pro rata vesting of certain equity awards, as described above.

Ms. Jacoba’s Employment Agreement

We entered into an employment agreement with Ms. Jacoba effective June 22, 2015 to serve as our Chief Human Resources Officer. The initial term of the employment agreement is five years, plus automatic one-year renewals thereafter unless either party provides notice of intent not to renew the agreement. The agreement provides for an initial base salary of $260,000 per year plus an annual target incentive award equal to 50% of her base salary, with a prorated incentive award for 2015. Ms. Jacoba also received an award of 44,000 shares of restricted stock that vests in full on June 22, 2016, subject to her continued employment through such date.

Ms. Jacoba would be entitled to severance benefits if her employment terminates under certain circumstances. In the event of a termination of employment by the Company without “Cause,” Ms. Jacoba’s resignation of employment for “Good Reason,” a termination of her employment due to her death or “Disability” (each term as defined in the agreement), or the Company fails to renew the agreement upon its expiration, Ms. Jacoba (or her estate, in the event of her death) would be entitled to (i) continued monthly payments of her base salary and 1/12th of her estimated annual bonus for a period of 12 months, (ii) 12 months of continued vesting of the restricted stock award granted in connection with the commencement of her employment and (iii) pro rata vesting of any other outstanding equity or long-term incentive awards.

Ms. Jacoba is subject to certain restrictive covenants, including obligations regarding non-competition and non-solicitation of Company employees and customers, during the term and for a period of one year following any termination of her employment with the Company.

The estimated cash severance payments to Ms. Jacoba on termination, assuming termination as of December 31, 2015, would have been $390,000 for termination without “Cause” or for “Good Reason,” or due to Ms. Jacoba’s death, “Disability” or the Company’s failure to renew the agreement (assuming that Ms. Jacoba’s annual bonus is at the target level). Ms. Jacoba would also receive continued or pro rata vesting of certain equity awards, as described above.

Outstanding Equity Awards at 2015 Fiscal Year-End

	Option Awards				Stock Awards
	Number of	Number of
	Securities	Securities					Market
	Underlying	Underlying			Number of		Value of
	Unexercised	Unexercised	Option		Shares of		Shares of
	Options	Options	Exercise	Option	Stock that		Stock that
	(Exercisable)	(Unexercisable)	Price	Expiration	Have Not		Have Not
Name	(#)	(#)(1)	($)	Date	Vested (#)		Vested ($)(2)
Steven Montross	—	309,150	10.00	10/08/2025	—		—
David Brush	—	95,000	10.00	10/08/2025
					147,664	(3)	$1,574,098
Lisa Jacoba	—	31,000	10.00	10/08/2025
					44,000	(4)	$469,040

(1)

These awards under the Company’s Omnibus Plan will vest according to the following schedule: (a) 33.4% of the option will vest and become exercisable on October 8, 2017, and (b) 33.3% of the option will vest and become exercisable on each of October 8, 2018 and October 8, 2019, subject to continued service with the Company through each such vesting date.

(2)	The market value of the restricted stock is based on the $10.66 closing price of a share of our common stock on December 31, 2015.
(3)

This restricted stock award will vest according to the following schedule: (a) 36% of the award will vest on June 22, 2016, and (b) 32% of the award will vest on each of June 22, 2017 and June 22, 2018, subject to continued service with the Company through each such vesting date.

(4)	This restricted stock award will vest in full on June 22, 2016, subject to continued service with the Company through such date.

Incentive Plans and Awards

CPI Holdings I, Inc. Amended and Restated 2007 Stock Option Plan

As of December 31, 2015, 462,000 of our common shares were available to be issued pursuant to outstanding stock option awards under the CPI Holdings I, Inc. Amended and Restated 2007 Stock Option Plan (the “Option Plan”), which became effective October 26, 2007. There are no stock option awards held by our named executive officers under the Option Plan.  As previously disclosed, upon and following the completion of the Company’s initial public offering, awards outstanding under the Option Plan as of such date remain outstanding, but no additional options will be granted under the Option Plan.

CPI Acquisition, Inc. Phantom Stock Plan

As previously disclosed, in connection with the consummation of the Company’s initial public offering, the CPI Acquisition, Inc. Phantom Stock Plan (the “Phantom Stock Plan”) was terminated (except with respect to participants’ continuing non-competition and non-solicitation obligations) and awards held by employees thereunder were paid out. Participants in the Phantom Stock Plan received phantom preferred units in CPI Acquisition, Inc. and upon redemption were entitled to a cash payment equal to the increase in value of those units above a certain base amount.

Of our named executive officers, only Mr. Montross participated in the Phantom Stock Plan. The amount he received in connection with the Phantom Stock Plan’s termination and the redemption of his award thereunder is set forth below.

	Number of Units
Name	Vested (#)	Payout Amount ($)
Steven Montross	30,112	4,775,832

CPI Card Group Inc. Omnibus Incentive Plan

In connection with our initial public offering, we adopted the CPI Card Group Inc. Omnibus Incentive Plan (the “Omnibus Plan”) pursuant to which cash and equity-based incentives (including through an annual incentive program) may be granted to participating employees, directors and consultants. The principal purposes of the Omnibus Plan are to encourage profitability and growth through short-term and long-term incentives that are consistent with our objectives; to give participants an incentive for excellence in individual performance; to promote teamwork among participants; and to give us a significant advantage in attracting and retaining key employees, directors, and consultants. Our Omnibus Plan provides for the grant of incentive stock options within the meaning of Section 422 of the Internal Revenue Code, nonqualified stock options, stock appreciation rights, restricted stock, restricted stock units, performance based awards (including performance shares, performance units and performance bonus awards), and other stock or cash-based awards. When considering new grants of share-based or option-based awards, the Company intends to take into account previous grants of such awards.

Equity Compensation Plan Information Table

The following table provides information as of December 31, 2015 with respect to shares of our common stock that may be issued under our existing equity compensation plans.

Number of securities
remaining available for
future issuance under
	Number of securities to		Weighted average		equity compensation
	be issued upon exercise		exercise price of		plans (excluding
	of outstanding options,		outstanding options,		securities reflected in
	warrants and rights		warrants and rights		column (a))
	(a) (#)		(b) ($)		(c) (#)
Equity compensation plans approved by security holders (1)	1,257,450	(2)	6.33	(2)	3,204,550	(3)
Equity compensation plans not approved by security holders	–		–		–
Total	1,257,450		6.33		3,204,550

(1)	All current equity compensation plans have been approved by shareholders.
(2)

Consists of (i) 462,000 outstanding options under the Option Plan at an average exercise price of $0.0003; and (ii) 795,450 outstanding options under the Omnibus Plan at an average exercise price of $10.00.

(3)

The Option Plan was discontinued in connection with our initial public offering, and no further grants can be made under the Option Plan. Any shares subject to option awards that are cancelled, forfeited, or lapse under the Option Plan may become available for issuance under the Omnibus Plan.

AUDIT COMMITTEE REPORT

This report of the Audit Committee is required by the SEC and, in accordance with the SEC’s rules, will not be deemed to be part of or incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or under the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and will not otherwise be deemed “soliciting material” or “filed” under either the Securities Act or the Exchange Act.

The principal purpose of the Audit Committee is to assist the Board of Directors in its oversight of (i) the integrity of our accounting and financial reporting processes and the audits of our financial statements; (ii) our system of disclosure controls and internal controls over financial reporting; (iii) our compliance with legal and regulatory requirements; (iv) the qualifications and independence of our independent auditor; (v) the performance of our independent auditor; and (vi) the business practices and ethical standards of the Company. The Audit Committee is responsible for the appointment, compensation, retention and oversight of work of the Company’s independent auditor. The Audit Committee’s function is more fully described in its charter.

Our management is responsible for the preparation, presentation and integrity of our financial statements, for the appropriateness of the accounting principles and reporting policies that we use and for establishing and maintaining adequate internal control over financial reporting. KPMG LLP, or KPMG, our independent registered public accounting firm for 2015, was responsible for performing an independent audit of our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2015, and expressing an opinion on the conformity of those financial statements with generally accepted accounting principles.

The Audit Committee has reviewed and discussed with management our audited financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2015.

The Audit Committee has also reviewed and discussed with KPMG the audited financial statements in the Form 10-K. In addition, the Audit Committee discussed with KPMG those matters required to be discussed under applicable standards of the Public Company Accounting Oversight Board (the “PCAOB”). Additionally, KPMG provided to the Audit Committee the written disclosures and the letter required by applicable requirements of the PCAOB regarding KPMG’s communications with the Audit Committee concerning independence. The Audit Committee also discussed with KPMG its independence from the Company.

Based upon the review and discussions described above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Form 10-K for filing with the SEC.

Nicholas Peters, Chairman

Diane Fulton

Douglas Pearce

Robert Pearce

FEES OF INDEPENDENT ACCOUNTANTS

For the years ended December 31, 2015 and 2014, KPMG LLP, our independent registered public accounting firm, billed the approximate fees set forth below:

	2015	2014
Audit fees(1)	$2,265,250	$323,667
Audit-related fees(2)	—	—
All other fees(3)	—	—
Total fees	$2,265,250	$323,667

(1)

Audit fees relate to (i) the audit of our annual consolidated financial statements as of and for the year ended December 31, 2015, (ii) interim reviews of our quarterly consolidated financial statements as of and for the periods ended March 31, June 30, and September 30, 2015, (iii) re-audits of our consolidated financial statements as of and for the years ended December 31, 2014, 2013, and 2012 related to our initial public offering, (iv) the stand-alone audit of EFT Source, Inc. for the period ended September 2, 2014 also related to our initial public offering, (v) 2015 statutory financial statement audits; and (vi) fees related to comfort letters, consents, and assistance with and review of documents filed with the SEC.

(2)

These services include accounting due diligence and audits in connection with mergers and acquisitions, and attest services related to financial reporting that are not required by statute or regulation.  We did not pay KPMG LLP for services included in this category during the years ended December 31, 2015 and 2014.

(3)

This category includes fees for services that are not included in the above categories.  We did not pay KPMG LLP for services included in this category during the years ended December 31, 2015 and 2014.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The following is a description of transactions since January 1, 2015 to which we have been a party in which the amount involved exceeded or will exceed $120,000 within any fiscal year and in which any of our directors, executive officers, beneficial holders of more than 5% of our capital stock or entities affiliated with them had or will have a direct or indirect material interest.

Stockholders Agreement

Prior to our initial public offering, the Company was party to a Stockholders Agreement with the Tricor Funds and the other holders of the Company’s capital stock. The Stockholders Agreement set forth certain rights and obligations of the Company’s stockholders with respect to the Company’s board of directors, share transfer restrictions, sale transactions and stock issuances and repurchases. The Stockholders Agreement was terminated in October 2015 in connection with the Company’s initial public offering.

Loans to Executive Officers

In connection with investments in shares of our common and preferred stock by certain of our executive officers, we previously made loans to such officers to fund the purchase of shares. Each of the loans to our executive officers was repaid in full in August 2015 prior to our initial public offering. Information concerning these loans is set forth below.

	Aggregate	Amount
	Principal	Paid
	Amount	During	Interest
Executive Officer	of Loan	2015	Rate
Steven Montross	$225,574	$49,277	5% per annum
Jerry Dreiling	$37,056	$19,333	5% per annum

Acquisition of EFT Source, Inc.

On September 2, 2014, we acquired all of the outstanding capital stock of EFT Source (now known as CPI Card Group – Tennessee, Inc.). One of our executive officers, William Dinker, together with trusts for the benefit of certain of his family members, owned approximately 75% of EFT Source. Mr. Dinker did not have any relationship with the Company at the time of the acquisition. The purchase price for the acquisition of EFT Source was $68.9 million, consisting of $54.9 million in cash, a $9.0 million subordinated unsecured promissory note (the “Seller Note”) and the issuance of $5.0 million of the Company’s preferred and common stock. The Seller Note bears interest at a rate of 5% per annum and matures on the earlier of (i) September 2, 2016, (ii) twelve months following the consummation of an initial public offering or (iii) the occurrence of certain change of control events.

In connection with the EFT Source acquisition, we entered into an Employment and Non-Competition Agreement with Mr. Dinker. Pursuant to this agreement, if EFT Source achieves certain EBITDA targets prior to December 31, 2016, Mr. Dinker will be entitled to bonus payments in an amount up to $666,667.

Lease of Indiana Facility

We lease our Fort Wayne, Indiana facility from an entity owned by James Galliher, a stockholder and former member of our board of directors who resigned from our board in August 2015. We paid $175,000 under the lease for the year ended December 31, 2015.

Registration Rights Agreement

In connection with our initial public offering, we entered into a registration rights agreement with the Tricor Funds (the “Registration Rights Agreement”). Under the Registration Rights Agreement, the Tricor Funds are  entitled to request that we register shares of our common stock on a long-form or short-form registration statement on one or more occasions in the future, provided that we will not be obligated to register such shares within 90 days after the effective date of a registration statement previously filed pursuant to a request under the Registration Rights Agreement and otherwise for up to 60 days from the date of a request under the Registration Rights Agreement in certain circumstances. The Tricor Funds also are entitled to participate in certain registered offerings that we may conduct in the future, subject to certain restrictions. We will pay the Tricor Funds’ expenses in connection with the exercise of these rights. The registration rights described in this paragraph apply to (i) shares of our common stock held by the Tricor Funds as of the closing of our initial public offering, (ii) any of our capital stock (or that of our subsidiaries) issued or issuable with respect to the common stock described in clause (i) with respect to any dividend, distribution, recapitalization, reorganization, or certain other corporate transactions, and (iii) any of our common stock owned or acquired following the closing of our initial public offering by the Tricor Funds (“Registrable Securities”). These registration rights are also for the benefit of any subsequent holder of Registrable Securities; provided that any particular securities will cease to be Registrable Securities when they have been sold in a registered public offering, sold in compliance with Rule 144 under the Securities Act or repurchased by us or our subsidiaries.

Director Nomination Agreement

In connection with our initial public offering, we entered into a Director Nomination Agreement with the Tricor Funds that provides the Tricor Funds the right to designate nominees for election to our Board of Directors for so long as the Tricor Funds collectively beneficially own 5% or more of the total number of shares of our common stock then outstanding. The number of nominees that the Tricor Funds are entitled to designate under the Director Nomination Agreement bears the same proportion to the total number of members of our Board of Directors as the number of shares of common stock beneficially owned by the Tricor Funds bears to the total number of shares of common stock outstanding, rounded up to the nearest whole number. In addition, the Tricor Funds shall be entitled to designate the replacement for any of its board designees whose board service terminates prior to the end of such designee’s term regardless of the Tricor Funds’ beneficial ownership at such time. In addition, for so long as the Tricor Funds collectively beneficially own 10% or more of the total number of shares of our common stock then outstanding, the Tricor Funds shall also have the right to have their designees participate on committees of our Board of Directors, subject to compliance with applicable law and stock exchange rules. The Director Nomination Agreement will terminate at such time as the Tricor Funds collectively own less than 5% of our outstanding common stock.

Policies and Procedures for Related Party Transactions

In connection with our initial public offering, our board of directors adopted a written related party transaction policy setting forth the policies and procedures for the review and approval of related party transactions. The policy covers transactions involving us in which the aggregate amount involved exceeds or may be expected to exceed $120,000 and in which a related person has or will have a direct or indirect material interest. For purposes of this policy, a related person is defined as a director, executive officer, nominee for director, or a greater than 5% beneficial owner of our common stock, in each case since the beginning of the most recently completed fiscal year, and any immediate family member of or person sharing a household with any of these individuals. All related party transactions must be presented to the Audit Committee for review, consideration and approval. In approving or rejecting any such proposed transaction, the Audit Committee will consider the material facts of the transaction, including whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related party’s interest in the transaction.

All related party transactions described in this section were not subject to the approval and review procedures set forth in such policy, as certain transactions were entered into prior to our initial public offering and prior to the adoption of such policy.

RATIFICATION OF RETENTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

(PROPOSAL NO. 2)

Our Audit Committee has retained KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2016. A proposal will be presented at the Annual Meeting to ratify this retention. Ratification of the retention of our independent registered public accounting firm requires the affirmative vote of the majority of shares present in person or represented by proxy at the Annual Meeting and entitled to vote. If the stockholders fail to ratify such selection, another independent registered public accounting firm will be considered by our Audit Committee, but the Audit Committee may nonetheless choose to engage KPMG LLP. Even if the retention of KPMG LLP is ratified, the Audit Committee in its discretion may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders. We have been advised that a representative of KPMG LLP will be present at the Annual Meeting and will be available to respond to appropriate questions and, if such person chooses to do so, make a statement.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” RATIFICATION OF

THE RETENTION OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2016. PROXIES SOLICITED BY THE BOARD WILL BE VOTED FOR THE PROPOSAL UNLESS STOCKHOLDERS SPECIFY A CONTRARY VOTE.

STOCKHOLDER PROPOSALS FOR 2017 ANNUAL MEETING OF STOCKHOLDERS

Stockholders who intend to present proposals at the Company’s annual meeting of stockholders in 2017 pursuant to Rule 14a-8 under the Exchange Act must send notice of their proposal to us so that we receive it no later than December 30, 2016. Stockholders who intend to present proposals at the annual meeting of stockholders in 2017 other than pursuant to Rule 14a-8 must comply with the notice provisions in our Bylaws. The notice provisions in our Bylaws require that, for a proposal to be properly brought before the annual meeting of stockholders in 2017, proper notice of the proposal be received by us not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting; provided, however that in the event next year’s annual meeting is more than 30 days before or after such anniversary date, notice must be delivered not less than the later of 90 days prior to next year’s annual meeting or the 10th day following the day the Company first publicly announces next year’s annual meeting date. Under these requirements, the deadline for proposals brought under our Bylaws is March 4, 2017. Stockholder proposals should be addressed to CPI Card Group, 10368 West Centennial Road, Littleton, Colorado 80127; Attention: David Brush, Chief Financial Officer and Corporate Secretary.

OTHER MATTERS

We know of no other matters to be submitted to the stockholders at the Annual Meeting. If any other matters properly come before the Annual Meeting, persons named in the proxy intend to vote the shares they represent in accordance with their own judgments.

Upon written request by any stockholder entitled to vote at the Annual Meeting, we will promptly furnish, without charge, a copy of the Annual Report on Form 10-K for the fiscal year ended December 31, 2015 which we filed with the SEC, including the financial statements and schedule. If the person requesting the report was not a stockholder of record on April 15, 2016, the request must contain a good faith representation that he or she was a beneficial owner of our common stock at the close of business on that date. Requests should be addressed to CPI Card Group, 10368 West Centennial Road, Littleton, Colorado 80127; Attention: David Brush, Chief Financial Officer and Corporate Secretary.

YOUR VOTE IS IMPORTANT. WE URGE YOU TO VOTE TODAY BY THE TELEPHONE, VIA THE INTERNET OR BY MAIL.

By Order of the Board of Directors,

/s/ David Brush
David Brush
Chief Financial Officer and Corporate Secretary

If you would like to reduce the costs incurred by our company in mailing proxy 1234567 VOTE BY MAIL 123,456,789,012.12345 TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. The Board of Directors recommends you vote FOR the following: 1. Election of Directors Nominees 01) Diane Fulton For 0 0 0 0 0 0 0 For 0 Against 0 0 0 0 0 0 0 Against 0 Abstain 0 0 0 0 0 0 0 Abstain 0 02) Steven Montross NOTE: Such other business as may properly come before the meeting or any adjournment thereof. 03) Douglas Pearce 04) Robert Pearce 05) Nicholas Peters 06) David Rowntree 07) Bradley Seaman The Board of Directors recommends you vote FOR the following proposal: 2To ratify KPMG LLP as independent registered public accounting firm for the year ending December 31, 2016. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date 02 0000000000 1 OF 1 1 2 0000290786_1 R1.0.1.25 SHARES CUSIP # JOB #SEQUENCE # VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 John Sample 234567P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. 1234567 Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. NAME THE COMPANY NAME INC. - COMMON THE COMPANY NAME INC. - CLASS A THE COMPANY NAME INC. - CLASS B THE COMPANY NAME INC. - CLASS C THE COMPANY NAME INC. - CLASS D THE COMPANY NAME INC. - CLASS E THE COMPANY NAME INC. - CLASS F THE COMPA N Y NAME INC. - 401 K CONTROL # → SHARES123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 x PAGE1 OF 2 CPI CARD GROUP INC. 10368 WEST CENTENNIAL ROAD LITTLETON,CO 80127 Investor Address Line 1 Investor Address Line 2 Investor Address Line 3 Investor Address Line 4 Investor Address Line 5 8 8 8 1 1234 ANYWHERE STREET ANY CITY, ON A1A 1A1 234567 234567 234567 234567

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Form 10-K, Notice & Proxy Statement is/are available at www.proxyvote.com CPI CARD GROUP INC. Annual Meeting of Shareholders June 2, 2016 9:00 AM MDT This proxy is solicited by the Board of Directors The shareholder(s) hereby appoint(s) Steven Montross and David Brush, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of CPI CARD GROUP INC. that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 9:00 AM, MDT on June 2, 2016, at the Hyatt Regency Denver Tech Center, 7800 East Tufts Avenue, Denver, Colorado 80237, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. Continued and to be signed on reverse side 0000290786_2 R1.0.1.25